Exhibit 99.1

MOLEX INCORPORATED ANNOUNCES RECEIPT OF FINAL MERGER CONTROL CLEARANCE FOR MERGER WITH KOCH INDUSTRIES, INC.

Lisle, Illinois —  December 4, 2013 — Molex Incorporated (NASDAQ: MOLX, MOLXA), a global electronic components company, today announced that it has received all required merger control clearances with respect to its previously announced merger agreement to be acquired by Koch Industries, Inc., one of the world’s largest and most successful private companies.  The parties now expect the transaction to close on or about December 9, 2013, following the satisfaction of customary closing conditions.

Molex Incorporated is a 75-year-old global manufacturer of electronic, electrical and fiber optic interconnection systems. Based in Lisle, Illinois, Molex operates 45 manufacturing locations in 17 countries and employs more than 35,000 people globally. Molex offers approximately 100,000 products through direct salespeople and authorized distributors. Markets that Molex serves include mobile devices, infotech, consumer electronics, automotive, telecommunications, industrial, medical, military and aerospace. Sales for the fiscal year ended June 30, 2013 were $3.6 billion. Over 70% of Molex’s revenues come from products sold outside the United States. The Molex website is www.molex.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about our future performance, business, beliefs, and management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “forecast,” “could,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “potential,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe our respective risks, uncertainties and assumptions that could affect the outcome or results of operations in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2013 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference and in other reports that we file with the SEC. The risks and uncertainties also include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Molex or Koch Industries, Inc. related to the merger agreement; the inability to complete the transaction due to the failure to satisfy the other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from Molex’s ongoing business operations due to the transaction; and the effect of the announcement of the transaction on Molex’s relationships with its customers, operating results and business generally.

We have based our forward-looking statements, including statements made regarding the proposed transaction, the expected timetable for completing the proposed transaction and other statements, on our management’s beliefs and assumptions based on information available to management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, industry trends, global economic conditions, success of customers, cost of raw materials, value of inventory, currency exchange rates, labor costs, protection of intellectual property, cost reduction initiatives, acquisition synergies, manufacturing strategies, product development introduction and sales, regulatory changes, competitive strengths, natural disasters, unauthorized access to data, government investigations and outcomes of legal proceedings. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

About Koch Industries, Inc.

Based in Wichita, Kan., Koch Industries, Inc. is one of the largest private companies in America with annual revenues of about $115 billion. It owns a diverse group of companies involved in refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; minerals; commodity trading and services; ranching; glass; and investments. Since 2003, Koch companies have invested about $50 billion in acquisitions and other capital expenditures. With a presence in nearly 60 countries, Koch companies employ about 60,000 people worldwide. In 2012, Koch companies employed nearly 50,000 people in the United States and paid compensation and benefits totaling more than $4 billion. From January 2009 to present, Koch companies earned about 770 awards for safety, environmental excellence, community stewardship, innovation, and customer service. For more information, visit www.kochind.com.